Exhibit 10.3

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the “Agreement’’) is effective as of the 18 day October, 2024 by and between La Rosa Holdings Corp. (the “Pledgor”), and Olga Norkis Fernandez Valdez a/k/a Norkis Fernandez (the “Pledegee”) (the Pledgor and Pledgee are collectively the “Parties”).

RECITALS

WHEREAS, Pledgor has purchased from Pledgee forty-nine (49) shares of the issued and outstanding capital stock of Nona Legacy Powered By La Rosa Realty, Inc. f/k/a La Rosa Realty Lake Nona, Inc. (the “Company”) pursuant to the terms of that certain Mediated Settlement Agreement between Pledgor and Pledgee dated October 18, 2024 (the “Settlement Agreement”);

WHEREAS, Pledgor agreed to pay Pledgee One Million Dollars (the “Sale Price’’) by a series of installment payments in return for Pledgee’s forty-nine (49) shares of the issued and outstanding capital stock of the Company, and other good and valuable consideration; &

WHEREAS, In order to secure the payment of the Sale Price, Pledgor has agreed to pledge forty-nine (49) shares of the issued and outstanding capital stock of the Company, owned by Pledgor to Pledgee until the Sale Price is paid in full.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	The above recitals are true and correct and are hereby incorporated herein by reference.

2.	The collateral of this Agreement is forty-nine (49) shares of the issued and outstanding capital stock of the Company (the “Collateral”) issued in the name of the Pledgor.

3.	Pledgor hereby grants to Pledgee a security interest in the Collateral to secure Pledgor’s performance of the payment of the Sale Price to Pledgee.

4.	Pledgor shall be in default under this Agreement if Pledgor fails to pay the Sales Price to Pledgee in a manner as more particularly set forth in that certain Settlement Agreement.

5.	In the event that any Party to this Agreement believes that a default under the terms of this Agreement has occurred, the non-defaulting Party shall provide written notice of such default (the “Default Notice”) to the defaulting Party. The Default Notice shall specify the nature of the default, the actions required to cure the default, and shall be sent via certified mail, return receipt requested, or by a recognized overnight courier service to the addresses provided by the Parties in this Agreement

Upon receipt of the Default Notice, the defaulting Party shall have a period of fifteen (15) days (the “Cure Period”) to cure the specified default. If the default is curable and the defaulting Party cures the default within the Cure Period, no further action shall be taken.

If the defaulting Party fails to cure the default within the Cure Period, the non-defaulting Party shall have the right to pursue any and all remedies available under this Agreement, at law, or in equity, including, but not limited to, seeking an immediate default final judgment for the full extent of the Settlement Sum, minus any payments already made and received.

6.	All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, or sent by a recognized overnight courier service to the Parties at the addresses set forth in this Agreement or to such other address as any Party may have furnished to the others in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) if delivered personally, on the date of such delivery, (b) if sent by registered or certified mail, on the date receipt is acknowledged, and (c) if sent by recognized overnight courier service, one business day after the date of dispatch.

Notice to Pledgor :

Mr. Koey Alberts

1420 Celebration Blvd. Suite 200

Celebration, FL 34747

Email: Korey@larosarealtycorp.com

With Copy To:

Michele Diglio-Benkiran, Esquire

Legal Counsel, P.A.

13330 W. Colonial Dr.#110

Winter Garden, FL 34787

Email: efi1ings@legalcounselpa.com

Notice to Pledegee:

Norkis Fernandez; [*]

[*]

With Copy to: Michael A. Sasso; masasso@sasso-law.com;

7.	This Agreement shall automatically terminate upon Pledgee’s receipt of the Sale Price, at which time the Pledgee’s security interest in and to the Collateral shall terminate and become null and void.

8.	This Agreement will be governed by the laws of Florida. Venue to enforce this Agreement and any and all claims related thereto shall be in Orange Coun1y, Florida.

9.	The prevailing party in any litigation arising out of or related to this Agreement shall recover their attorney’s fees and costs incurred at trial and on appeal.

10.	This Agreement shall not be modified or amended in any way except by writing executed by all Parties.

11.	This Agreement shall be binding upon and shall incur to the benefit of the parties and their heirs, successors and assigns.

12.	Should any portion of this Agreement be deemed ineffective or invalid by the decision of any Court or passage of any legislation, it is the intention of the parties that the Agreement shall be construed as if the invalid provision, had not been contained herein, and the Agreement shall be otherwise valid.

13.	To the extent that there is any conflict between the terms of this Agreement and the Mediated Settlement Agreement, the terms of the Mediated Settlement Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 21st day of October, 2024.

PLEDGOR:		PLEDGEE:

By:	Joseph La Rosa	Olga Norkis Fernandez Valdez
Its:	CEO	a/k/a Norkis Fernandez

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